Alliance Municipal Income Fund II, Inc. (the "Fund")
Exhibit 77Q3(a)
811-07618

(i) We have tested these disclosure controls and procedures as of October 30, 2002 and report that they are working properly to ensure that material information required to be disclosed in the report is so disclosed or, if not, is made known to the Certifying Officer, particularly during the period in which the reports are being prepared.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iii) Certification:

I, Mark D. Gersten, certify that:

1. I have reviewed this report on Form N-SAR of Alliance Municipal Income Fund II, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors
(or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: November 27, 2002

/s/ Mark D. Gersten
Mark D. Gersten
Treasurer and Chief Financial Officer

Certification:

I, John D. Carifa, certify that:

1. I have reviewed this report on Form N-SAR of Alliance Municipal Income Fund II, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a)designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c)presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: November 27, 2002

/S/ John D. Carifa
John D. Carifa
Chairman and President

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 completely, the correct answers are as follows:

Items 72DD1 and 72DD2 - Dividends paid from Net Investment Income:

Series 1 - Florida:
Class A $5,312
Class B $4,278
Class C $1,918

Distributions in excess of net investment income:
Class A $26
Class B $20
Class C $9

Series 2 - Minnesota:
Class A $2,416
Class B $827
Class C $637

Distributions in excess of net investment income:
Class A $143
Class B $62
Class C $52

Series 3 - New Jersey:
Class A $4,431
Class B $4,771
Class C $2,194

Distributions in excess of net investment income:
Class A $289
Class B $342
Class C $160

Series 4 - Ohio:
Class A $3,031
Class B $2,821
Class C $1,952

Distributions in excess of net investment income:
Class A $139
Class B $163
Class C $115

Series 5 - Pennsylvania:
Class A $4,674
Class B $2,915
Class C $1,749

Distributions in excess of net investment income:
Class A $145
Class B $72
Class C $61

Series 6 - Michigan:
Class A $1,951
Class B $1,606
Class C $1,511

Distributions in excess of net investment income:
Class A $165
Class B $171
Class C $165

Series 7 - Massachusetts:
Class A $3,168
Class B $3,059
Class C $2,078

Distributions in excess of net investment income:
Class A $163
Class B $218
Class C $148

Series 8 - Arizona:
Class A $4,763
Class B $2,891
Class C $744

Distributions in excess of net investment income:
Class A $327
Class B $279
Class C $75

Series 9 - Virginia:
Class A $3,221
Class B $3,260
Class C $1,220

Distributions in excess of net investment income:
Class A $121
Class B $162
Class C $60

Items 73A1 and 73A2 - Dividends per share:

Series 1 - Florida:
Dividends paid from Net Investment Income:
Class A $0.5200
Class B $0.4500
Class C $0.4500

Distributions in excess of net investment income:
Class A $0.0100
Class B $0.0000
Class C $0.0000

Series 2 - Minnesota:
Dividends paid from Net Investment Income:
Class A $0.4800
Class B $0.4100
Class C $0.4000

Distributions in excess of net investment income:
Class A $0.0300
Class B $0.0300
Class C $0.0400

Series 3 - New Jersey:
Dividends paid from Net Investment Income:
Class A $0.4800
Class B $0.4100
Class C $0.4100

Distributions in excess of net investment income:
Class A $0.0300
Class B $0.0300
Class C $0.0300

Series 4 - Ohio:
Dividends paid from Net Investment Income:
Class A $0.5100
Class B $0.4400
Class C $0.4400

Distributions in excess of net investment income:
Class A $0.0200
Class B $0.0300
Class C $0.0300

Series 5 - Pennsylvania:
Dividends paid from Net Investment Income:
Class A $0.5100
Class B $0.4500
Class C $0.4500

Distributions in excess of net investment income:
Class A $0.0200
Class B $0.0100
Class C $0.0100

Series 6 - Michigan:
Dividends paid from Net Investment Income:
Class A $0.4900
Class B $0.4100
Class C $0.4100

Distributions in excess of net investment income:
Class A $0.0400
Class B $0.0500
Class C $0.0500

Series 7 - Massachusetts:
Dividends paid from Net Investment Income:
Class A $0.5400
Class B $0.4700
Class C $0.4700

Distributions in excess of net investment income:
Class A $0.0300
Class B $0.0300
Class C $0.0300

Series 8 - Arizona:
Dividends paid from Net Investment Income:
Class A $0.5100
Class B $0.4300
Class C $0.4300

Distributions in excess of net investment income:
Class A $0.0400
Class B $0.0500
Class C $0.0500

Series 9 - Virginia:
Dividends paid from Net Investment Income:
Class A $0.5200
Class B $0.4500
Class C $0.4500

Distributions in excess of net investment income:
Class A $0.0200
Class B $0.0200
Class C $0.0200

Items 74U1 and 74U2 - Number of Shares Outstanding:

Series 1 - Florida:
Class A 10,577
Class B 10,202
Class C  4,745

Series 2 - Minnesota:
Class A 6,387
Class B 2,361
Class C 1,977

Series 3 - New Jersey:
Class A  9,454
Class B 12,657
Class C  5,607

Series 4 - Ohio:
Class A 7,007
Class B 7,303
Class C 5,378

Series 5 - Pennsylvania:
Class A 9,400
Class B 7,034
Class C 4,378

Series 6 - Michigan:
Class A 5,079
Class B 4,876
Class C 5,310

Series 7 - Massachusetts:
Class A 5,988
Class B 7,181
Class C 4,818

Series 8 - Arizona:
Class A 10,999
Class B  8,394
Class C  2,204

Series 9 - Virginia:
Class A 7,130
Class B 7,985
Class C 3,201

Items 74V1 and 74V2 - Net Asset Value Per Share:

Series 1 - Florida:
Class A $10.34
Class B $10.35
Class C $10.35

Series 2 - Minnesota:
Class A $10.31
Class B $10.31
Class C $10.32

Series 3 - New Jersey:
Class A $10.03
Class B $10.04
Class C $10.04

Series 4 - Ohio:
Class A $10.02
Class B $10.02
Class C $10.02

Series 5 - Pennsylvania:
Class A $10.58
Class B $10.58
Class C $10.58

Series 6 - Michigan:
Class A $10.91
Class B $10.89
Class C $10.89

Series 7 - Massachusetts:
Class A $11.06
Class B $11.03
Class C $11.03

Series 8 - Arizona:
Class A $11.02
Class B $11.00
Class C $11.00

Series 9 - Virginia:
Class A $10.77
Class B $10.75
Class C $10.75